EXHIBIT 99.2

Product and Segment Revenues
Unaudited
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Product Revenues:
Carrier Systems	$101,271	$81,724	$420,289	$289,314
Business Networking	45,205	34,781	162,186	127,233
Loop Access	28,810	48,824	134,754	189,127
Total	$175,286	$165,329	$717,229	$605,674

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$73,978	$49,684	$289,776	$176,116
Optical Access (included in Carrier Systems)	17,313	20,200	82,535	66,206
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	43,118	31,563	151,536	111,123
Total Core Products	$134,409	$101,447	$523,847	$353,445
Percentage of Total Revenue	77%	61%	73%	58%

HDSL (does not include T1) (included in Loop Access)	$26,685	$45,762	$126,976	$177,249
Other Products (excluding HDSL)	14,192	18,120	66,406	74,980
Total Legacy Products	$40,877	$63,882	$193,382	$252,229
Percentage of Total Revenue	23%	39%	27%	42%

Total	$175,286	$165,329	$717,229	$605,674

Segment Revenues:
Carrier Networks	$134,235	$130,346	$569,579	$476,030
Enterprise Networks	41,051	34,983	147,650	129,644
Total	$175,286	$165,329	$717,229	$605,674

Sales by Geographic Region:
United States	$148,535	$156,851	$632,795	$573,845
International	26,751	8,478	84,434	31,829
Total	$175,286	$165,329	$717,229	$605,874